EXHIBIT 23.3


               CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


As independent chartered accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated October 24, 1994 relating to the consolidated financial statements of Attwoods plc for the year ended July 31, 1994 included in the Current Report on Form 8-K dated January 24, 1995, as amended by Form 8-K/A, filed by Browning-Ferris Industries, Inc., and to all references to our firm included in such Registration Statement.



/s/ Binder Hamlyn

Chartered Accountants
Registered Auditors

London, England
April 27, 1995